法律意见书

敬启者：美国证券交易委员会

中华人民共和国执业律师伊憬，执业证号 14401199810165894（详见附件①），受 Sino Agro Food. Inc.委托，依照中华人民共和国外商投资企业法律及政府相关规定，审查了其旗下的相关企业及其企业架构，并提出法律意见。

一、受本律师审查其企业架构的企业包括：

1、江门市恒生态农业有限公司 （详见附件②）；
2、江门市恒美牧业发展有限公司 （详见附件③）；
3、青海三江一力农业有限公司 （详见附件④）；
4、江门市一力渔业有限发展公司 （详见附件⑤）；
5、湖南盛华一力农业有限公司 （详见附件⑥）。

二、本律师对于以上企业发表法律意见如下：

1、上述企业是在中华人民共和国境内依法注册的中外合作/合资企业，其各种权益均受到中华人民共和国法律保护；

2、上述公司的企业架构，均充分符合中华人民共和国法律及政府对外商投资企业适当管理的要求。截止到目前为止，中国政府依法对上述企业的架构和运作模式进行了监督管理，上述企业无任何违反中国外商投资企业管理规范的情况。

此致

中华人民共和国执业律师伊憬

2014 年 6 月 23 日

律师 伊憬

(Translation)

Legal Opinion

To: **The Securities and Exchange Commission,**
The United States of America

I, **Yi Jing**, Practising Certificate No. 14401199810165894, a practising attorney of law of the People's Republic of China (see Annexure 1), have been duly engaged by **Sino Agro Food, Inc.** to review its group of companies and corporate structure in accordance with the People's Republic of China's regulatory requirements for foreigninvested enterprises, and to provide a legal opinion thereof.

(1) The enterprises the corporate structure of which are under review include :

1. Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd. (see Annexure2)
2. Jiangmen City Hang Mei Cattle Farm Development Co. Ltd. (see Annexure3)
3. Qinghai Sanjiang A Power Agriculture Co. Ltd. (see Annexure4)
4. Jiangmen City A Power Fishery Development Co. Ltd. (see Annexure5)
5. Hunan Shenghua A Power Agriculture Co. Ltd. (see Annexure6)

(2) My legal opinion in respect of the above-named companies are as follows:

1. The above companies have been duly registered in China as sino foreign joint venture enterprises in accordance with the laws of the People's Republic of China, and their rights and interests are accorded legal protection by the laws of the People's Republic of China.

2. The corporate structures of the above companies are in full compliance of the laws of the People's Republic of China and the regulatory requirements of the government in respect of foreign invested enterprises. The government of China has reviewed and supervised the structures and mode of operation of the aforesaid companies in accordance with the laws, and till to-date, the aforesaid companies have not violated any regulatory requirements of China for foreign invested enterprises.

Yi Jing,
Practising Attorney of Law
of the People's Republic of China

(Signature and Official Seal)
June 23, 2014

附件①

执业机构 广东同益律师事务所

执业证类别 专职律师

执业证号 14401199810165894

法律职业资格或律师资格证号 559765110163

发证机关 广东省司法厅

发证日期 2014年01月09日

(广东省司法厅 专用 律师执业证)



持证人 伊憬

性别 男

身份证号 110108196511220013

律师年度考核备案

考核年度	2012年度
考核结果	称职
备案机关	广东省广州市司法局 专用章 律师年度考核备案
备案日期	有效期至2014年5月31日

律师年度考核备案

考核年度	2013年度
考核结果	称职
备案机关	广东省广州市司法局 专用章 律师年度考核备案
备案日期	有效期至2015年5月31日

Annexure 1 (*Translation*)

Practising Organization: Guangdong TongYee Law Firm

The type of license: full-time lawyer

(*Photo*)

License No.: 14401199810165894

Legal professional qualification
or Lawyer qualification certificate: 559765110163

Issuing Authority: The Guangdong Judicial Department
Issuing Date: January 9, 2014
(*Guangdong Judicial Department Official Seal*)

Licensee: Yi Jing

Gender: Male

ID No.: 110108196511220013

Annual Lawyer Evaluation Record

Year of Assessment: 2012

Assessment Result: Competent

Filing Authority: (*Seal of Guangzhou City Judicial Department, Guangdong Province*)

Filing Date: Valid until May 31, 2014

Annual Lawyer Evaluation Record

Year of Assessment: 2013

Assessment Result: Competent

Filing Authority: (Seal of Guangzhou City Judicial Department, Guangdong Province)

Filing Date: Valid until May 31, 2015

附件②

企业法人

营业执照

注 册 号：440700400011119

成立日期：二〇〇七年十一月二十七日

登记机关 江门市工商行政管理局

二〇一〇 年 四 [illegible] 月 七 日

编号：№ 0940675

名　　称 江门市恒生态农业有限公司

住　　所 恩平市君堂镇江洲圩江碧路19号江洲水闸办公大楼首层1-3号

法定代表人 何悦雅

注册资本 陆拾万美元

实收资本 陆拾万美元

公司类型 有限责任公司（台港澳与境内合作）

经营范围 种植霸王花。=

股东(发起人) 澳门美舍有限公司，恩平市君堂镇恒生态农业有限公司。

营业期限 自 二〇〇七年十一月二十七日

至 二〇三七年十一月二十七日

附件②

Annexure 2 *(Translation)*

Business license
for
Enterprise Legal Person

Registrations No.: 440700400011119

Date of Establishment: November 27, 2007

Registration Department: Jiangmen City Administration of Industry and Commerce

April 17, 2010

Serial No.0940675

Name: Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd.

Address: No. 1-3 First Floor, Jiangzhou Shuizha Office Building, No.19 Jiangzhou Xu Jiang Jun Road, Juntang Town, Enping City, Guangdong Province

Legal Representative: He Yuexiong

Registered Capital: $600,000.00

Paid-up Capital: Six Hundred Thousand U.S. Dollars

Type of Enterprise: Company Limited (Taiwan/Hong Kong/ Macao and the domestic joint venture)

The Business Scope: Planting the Hu Flower.

Shareholders (founders): Macau EIJI Company Ltd. / Enping City Jun Tang Town Heng Sheng Tai Agricultural CO., Ltd.

Term of Business: November 27, 2007 –November 27, 2037

附件③

编号:№ 1068698

企业法人

营业执照

注 册 号: [illegible]

成立日期: [illegible]

登记机关 [illegible]

[illegible] 年 [illegible] 月 [illegible] 日

名　　称 江门市恒美牧业发展有限公司

住　　所 恩平市君堂镇[illegible]号[illegible]办公大楼[illegible]号

法定代表人 [illegible]

注册资本 [illegible]

实收资本 [illegible]

公司类型 [illegible]

经营范围 [illegible]

股东(发起人) [illegible]有限公司、恩平市君堂镇[illegible]生态农业有限公司。

营业期限 自 二〇一二年九月十七日

至 二〇四二年九月十七日

附件③

Annexure 3 *(Translation)*

Business license
for
Enterprise Legal Person

Registrations No.: 440700400040325

Date of Establishment: September 17, 2012

Registration Department:

Jiangmen City Administration of Industry and Commerce
September 17, 2012

Serial No.1068698

Name: Jiangmen City Hang Mei Cattle Farm Development Co. Ltd.

Address: No. 1- 5 First Floor, Jiangzhou Shuizha Office Building, No.19 Jiangzhou Xu Jiang Jun Road, Juntang Town, Enping City, Guangdong Province

Legal Representative: Wei Da Qing

Registered Capital: $2,000,000.00

Paid-up Capital: 0 U.S. Dollars

Type of Enterprise: Company Limited (Taiwan/Hong Kong/ Macao and the domestic joint venture)

The Business Scope: Under Preparation

Shareholders(founders): Macau EIJI Company Ltd. / Enping City Jun Tang Town Heng Sheng Tai Agricultural CO., Ltd.

Term of Business: September 17, 2012 –September 17, 2042

附件④

编号：№ 1111724

企业法人

营业执照

注 册 号： 630000410000462

成立日期： 2009年05月18日

（每年三月一日至六月三十日报送年检材料）

登记机关 青海省工商行政管理局

2012 年 01 月 10 日

名　　称 青海三江一力农业有限公司

住　　所 青海省西宁市湟源县北大路498号

法定代表人 赵依林

注册资本 500.000000万美元

实收资本 500.000000万美元

公司类型 有限责任公司(中外合作)

经营范围 有机肥料（许可证有效期至2016年12月）、饲料（草块、草颗粒）生产销售；奶牛、肉牛养殖销售；经营国家禁止和指定公司经营以外的进出口商品，经营进出口代理业务。***

股东(发起人) A POWER AGRO农业发展（澳门）有限公司
广州市家禾贸易有限公司

营业期限 自 2009年05月25日

至 2039年05月25日

Annexure 4 *(Translation)*

Business license for Enterprise Legal Person

Registrations No.: 630000410000462

Date of Establishment: May18, 2009

Registration Department:

Qing Hai Province Administration of Industry and Commerce
January 10, 2012

Serial No.1111724

Name: QiangHai San Jiang A Power Agriculture Co.,Ltd

Address: No.498 Beida Road Huangyuan Country,Xining City ,Qinghai Province

Legal Representative: Zhao Yi Lin

Registered Capital: US $5,000,000.00

Paid-up Capital: US $5,000,000.00

Type of Enterprise: Company Limited (Sino-Foreign joint venture)

The Business Scope: Manufacturing and sales of organic/compound fertilizer, organic livestock feed, breeding and sales of dairy and beef cattle; trading in specific products for import and export .

Shareholders (founders): A Power Agro Agriulture Development(Macau) Limited / Guangzhou City Garwor Company Limited

Term of Business: May 25, 2009-May 25, 2039

附件①

编号：№ 1078236

企业法人

营业执照

注 册 号：440700400038516

成立日期：二○一一年十一月三十日

登记机关 江门市工商行政管理局

二○一二 年 五 月 三十一 日

(印章：江门市工商行政管理局)

名　　称	江门市一力渔业发展有限公司
住　　所	恩平市牛江镇教湖村委会迪开村圣储坝侧边
法定代表人	潘亚秀
注册资本	伍拾万美元
实收资本	壹拾陆万零贰佰元人民币
公司类型	有限责任公司（台港澳与境内合作）
经营范围	水产养殖及销售。[illegible]
股东（发起人）	瑶祺实业有限公司，恩平市建涛渔业发展有限公司。
营业期限	自 二○一一年十一月三十日
	至 二○四一年十一月十六日

附件①

Annexure 5 *(Translation)*

Business license
for
Enterprise Legal Person

Registrations No.: 440700400038515

Date of Establishment: November 30, 2011

Registration Department:

Jiangmen City Administration of Industry and Commerce
May 31, 2012

Serial No.1078236

Name: Jiangmen City A Power Fishery Development Co. Ltd

Address: Shengnanqu, Liankaicuen, Hengmei Village, Niujiang Town, Enping City, Guangdong, China

Legal Representative: Pan Shi Fan

Registered Capital: $500,000.00

Paid-up Capital: One hundred and sixty thousand two hundred RMB

Type of Enterprise: Company Limited (Taiwan/Hong Kong/ Macao and the domestic joint venture)

The Business Scope: Aquaculture Fish Cultivation and Sale

Shareholders(founders): TRI-WAY INDUSTIRDES LIMITED / ENPING CITY BI TAO FISHERY DEVELOPMENT CO., LTD

Term of Business: November 30, 2011 –November 16, 2041

附件⑥

营业执照

注册号 430700400001346

名　　称	湖南盛华一力农业有限公司
类　　型	有限责任公司（台港澳与境内合资）
住　　所	常德市临澧县安福镇四季红居委会安福新村3栋2单元504
法定代表人	陈桦
注册资本	贰佰伍拾万美元整
成立日期	2011年7月18日
营业期限	2011年7月18日至2041年7月17日
经营范围	有机肥料制造及产品自销；筹建奶牛、肉牛养殖、销售项目（未取得相关许可证并办理变更登记前不得从事经营活动）。

登记机关

2014年　4月　3日

执照有效期限：2041年7月17日止

Annexure 6 *(Translation)*

Business license
for
Enterprise Legal Person

Registrations No.: 430700400001346

Name: HUNAN SHENGHUA A POWER AGRICULTURE CO. LTD

Type of Enterprise: Company Limited (Taiwan/Hong Kong/ Macao and the domestic joint venture)

Address: Room 504, Suite 2, Block 3, Anfu Xin Village, Si Ji Hong Neighborhood Committee, An Fu Town, Lin Li County

Legal Representative: Chen Hua

Registered Capital: $2.5million

Date of Establishment: July 18, 2011

Term of Business: July 18, 2011 – July 17, 2041

The Business Scope: Organic fertilizer production and sales; cows, beef cattle production and sales (Without obtaining permits and go through the change of registration shall not engage in business activities)

Registration Department:

Changde City Administration of Industry and Commerce

April 3, 2014